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                                                                     Exhibit 12



[LETTERHEAD OF JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY]

                                               May 1, 2002

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         John Hancock Variable Life Account S
         File Nos.  333-55172 and 811-7782

Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 1 under the Securities Act of 1933 on the Form S-6 Registration Statement of John Hancock Variable Life Account S as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) to Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

                                               Very truly yours,

                                               /s/ RONALD J. BOCAGE
                                               --------------------------
                                               Ronald J. Bocage
                                               Vice President and Counsel